Exhibit 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

VIRTUAL RADIOLOGIC CORPORATION

A DELAWARE CORPORATION

Subsidiaries	Jurisdiction

Virtual Radiologic Limited	England and Wales